UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 28, 2025
(Date of earliest event reported)

Community West Bancshares
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, no par value	CWBC	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K amends Item 9.01(d) of the Current Report on Form 8-K filed on January 31, 2025 (the “Original Form 8-K”) solely to correct an error in the employment agreement of James Kim, which was attached as Exhibit 10.2. The employment agreement filed as Exhibit 10.2 to the Original Form 8-K incorrectly reflected the benefit payable to Mr. Kim in the event he is terminated within 12 months following a “change in control” (as defined in the employment agreement) without cause or is terminated by the executive officer for “good reason” (as defined in the employment agreement) as Mr. Kim’s “average monthly cash compensation” multiplied by 18, instead of the correct number, 24. Accordingly, this Amendment is being filed to amend Item 9.01(d) to the Original Form 8-K with an updated employment agreement for Mr. Kim, included as Exhibit 10.2, that correctly reflects such number. No other changes have been made to the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.2	Employment Agreement among Community West Bancshares, Community West Bank, and James J. Kim, dated January 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 7, 2025	COMMUNITY WEST BANCSHARES By: /s/ Shannon R. Livingston Shannon R. Livingston Executive Vice President and Chief Financial Officer